EXHIBIT 10.24

Execution Copy

FORM OF

OAKTREE CAPITAL GROUP, LLC

2011 Equity Incentive Plan

1. Purpose. The purpose of the Oaktree Capital Group, LLC 2011 Equity Incentive Plan is to provide a means for the Company and its Affiliates to attract and retain key personnel and a means for current and prospective principals, directors, officers, employees, consultants and advisors of the Company and its Affiliates to acquire and maintain an equity interest in the Company and/or one or more of its Affiliates, as applicable, or be paid compensation, which may (but need not) be measured by reference to the value of Units, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s unitholders and clients.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company, including without limitation OCGH, and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Option, Unit Appreciation Right, Restricted Unit, Unit Bonus Award, and Phantom Equity Award granted under the Plan.

(c) “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” with respect to any Participant shall have the meaning given to such term in an applicable Award agreement, and if “Cause” is not defined in the applicable Award agreement, then Cause means the occurrence of any of the following events during the Participant’s provision of services to the Company or any of its Affiliates (regardless of whether the occurrence is discovered before or after the Participant’s cessation of such services) (i) gross negligence or misconduct detrimental to the Company or any of its Affiliates, (ii) material breach of any agreement between such

Participant and the Company or any of its Affiliates, including, if applicable, the OCGH Limited Partnership Agreement or the Operating Agreement, (iii) violation of any applicable regulatory rule or regulation, (iv) conviction of, or entry of a plea of guilty or no contest to, a felony (other than a motor-vehicle-related felony for which no custodial penalty is imposed), (v) entry of an order issued by any court or regulatory agency removing such Participant as an officer of the Company or of any of its Affiliates, or prohibiting such Participant from participation in the conduct of the affairs of the Company or any of its Affiliates, and (vi) fraud, theft, misappropriation or dishonesty by such Participant relating to the Company or any of its Affiliates, including theft of funds.

(f) “Change in Control” means the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders;

(ii) any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have “beneficial ownership” of all units and equity interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or

(iii) a reorganization, recapitalization, merger or consolidation (each, a “Corporate Transaction”) involving the Company, unless after such Corporate Transaction the Manager or an Affiliate thereof has the ability, directly or indirectly, to appoint a majority of the directors of the Company (whether by vote, pursuant to appointment rights in the Operating Agreement or otherwise).

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means a committee of at least two individuals who are either members of the Board or officers of the Company as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.

(i) “Company” means Oaktree Capital Group, LLC, a Delaware limited liability company, and any successor thereto.

(j) “Corporate Transaction” has the meaning given such term in the definition of “Change in Control.”

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Distribution Equivalent” means a right to receive the equivalent value (in cash or Units) of distributions made in respect of Units, awarded under Section 10(b).

(m) “Effective Date” means [•], 2011.

(n) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(o) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) partner or other individual providing services to the Company or an Affiliate who has an equity interest in such entity; (iii) director of the Company or an Affiliate; (iv) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act or pursuant to Rule 701 of the Securities Act, or any other available exemption, as applicable; or (v) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iv) above once such person begins employment with or providing services to the Company or its Affiliates).

(p) “Exchange Act” means the Securities Exchange Act of 1934, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(q) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(r) “Fair Market Value” means, with respect to any type of Unit on a given date, (i) if the type of Unit is listed on the New York Stock Exchange or another national securities exchange, the closing sales price of such type of Unit, as reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the type of Unit is not listed on the New York Stock Exchange or another national securities exchange, but is quoted in an inter-dealer quotation system on a last sale basis, the closing bid price or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the type of Unit is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of such Unit.

(s) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(t) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(u) “Manager” means Oaktree Capital Group Holdings GP, LLC, a Delaware limited liability company, and any successor thereto.

(v) “Mature Units” means Units owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Units to pay the Exercise Price or satisfy a withholding obligation of the Participant.

(w) “Oaktree Group Unit” means the aggregate of one unit (of any class or series, as determined by the Committee and specified in an Award agreement) in each of the members of the Oaktree Operating Group, representing an interest in each such entity.

(x) “Oaktree Operating Group” has the meaning given such term in the Operating Agreement.

(y) “OCG Unit” means a Class A Unit of the Company or any other class or series of units issued by the Company as specified in an Award agreement.

(z) “OCGH” means Oaktree Capital Group Holdings, L.P., a Delaware limited partnership, and any successor thereto.

(aa) “OCGH Limited Partnership Agreement” means the Second Amended and Restated Limited Partnership Agreement of OCGH, dated as of March 28, 2008, as such agreement may be amended or restated from time to time.

(bb) “OCGH Unit” means a limited partnership unit or interest of any class or series of units or interests issued by OCGH, as specified in an Award agreement.

(cc) “Opco Unit” means a unit or interest (of any class or series of units, as specified in an Award agreement) of any member of the Oaktree Operating Group.

(dd) “Operating Agreement” means the Third Amended and Restated Operating Agreement of the Company, dated as of August 31, 2011, as such agreement may be amended or restated from time to time.

(ee) “Option” means an Award granted under Section 7 of the Plan.

(ff) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award in accordance with Section 6 of the Plan.

(hh) “Permitted Holders” means, as of the date of determination, any and all of (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or any Affiliate, or (B) any corporation or other Person of which a majority of the voting power of its voting equity securities or equity interests is owned, directly or indirectly, by the Company, or (ii) OCGH or any of its affiliates.

(ii) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(jj) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(kk) “Phantom Equity Award” means an unfunded and unsecured promise to deliver Units (of the type set forth in the Award agreement), cash, other securities or other property determined by reference to the Fair Market Value of a fixed number of Units of the type set forth in the Award agreement, which may or may not be subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 11 of the Plan.

(ll) “Plan” means this Oaktree Capital Group, LLC 2011 Equity Incentive Plan.

(mm) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(nn) “Restricted Unit” means Units, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(oo) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(pp) “SEC” means the Securities and Exchange Commission.

(qq) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a UAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a UAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(rr) “Substitute Award” has the meaning given such term in Section 5(e).

(ss) “UAR Period” has the meaning given such term in Section 8(b) of the Plan.

(tt) “Unit Appreciation Right” or “UAR” means an Award granted under Section 8 of the Plan.

(uu) “Unit Bonus Award” means an Award granted under Section 10 of the Plan.

(vv) “Unit Limit” has the meaning set forth in Section 5(b) of the Plan.

(ww) “Units” means OCG Units, OCGH Units, Opco Units, Oaktree Group Units and any class or series of units or other ownership interests issued by an Affiliate.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director, or in the event that the Committee does not meet the conditions of Rule 16b-3(d)(1), it is intended that grants to persons subject to Section 16 of the Exchange Act be approved by the Board. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number and type of Units to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award and any amendments thereto; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Units, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Units, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee, the Manager or any employee or agent of the Company or any of its Affiliates (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any

Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Operating Agreement, the OCGH Limited Partnership Agreement or any other agreement to which such Indemnifiable Person is a party. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Operating Agreement, the OCGH Limited Partnership Agreement, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Interests Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Unit Appreciation Rights, Restricted Unit Awards, Unit Bonus Awards, and/or Phantom Equity Awards to one or more Eligible Persons.

(b) Subject to Section 12 hereof, the maximum number of Units that may be delivered pursuant to Awards granted under the Plan shall be 22,300,000 subject to adjustment as provided herein, as increased on the first day of each fiscal year beginning in fiscal year 2012 by a number of Units equal to the excess of (x) 15% of the number of outstanding Oaktree Group Units on the last day of the immediately preceding fiscal year over (y) the number of Oaktree Group Units that have been issued or are issuable under the Plan as of such date, unless the Board in its discretion decides to increase the number of Units covered by the Plan by a lesser amount. The total number of all Units which may be granted under the Plan shall be the “Unit Limit.” The issuance of Units or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Units available under the Plan, as applicable. Units which are subject to Awards that are forfeited, terminated or lapse without the payment of consideration will be available again to be used as Awards under the Plan.

(c) Units used to pay the required Exercise Price or tax obligations, or Units not issued in connection with settlement of an Option or UAR or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Units underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash will be available again to be used as Awards under the Plan.

(d) Units delivered by the Company or an Affiliate, as applicable, in settlement of Awards may be authorized and unissued Units, Units held in the treasury of the Company or an Affiliate, as applicable, Units purchased on the open market or by private purchase by the Company or an Affiliate, as applicable, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Units underlying any Substitute Awards shall not be counted against the Unit Limit.

(f) Awards may, in the sole discretion of the Committee, be granted in respect of Oaktree Group Units, OCG Units, OCGH Units, any type of Opco Units or any class or series of units or other ownership interests issued by Affiliates of the Company.

(g) The Committee may convey (either for consideration or for no consideration) to any Affiliate a specific number of Units of any type which may be granted by the Affiliate as an Award under the Plan to a service provider of such Affiliate.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a website maintained by the Company or a third party on behalf of the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. No Options granted under the Plan shall be incentive stock options within the meaning of Section 422 of the Code.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per Unit for each Option shall not be less than 100% of the Fair Market Value of such Unit (determined as of the Date of Grant); provided that an Option that is a Substitute Award may be granted with an Exercise Price lower than that set forth herein if granted in a manner satisfying the provisions of Section 409A of the Code.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option. Unless otherwise provided in an Award agreement: (i) an Option shall vest and become exercisable with respect to 20% of the Units subject to such Option on each of the first five anniversaries of the Date of Grant; (ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and (iii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment. No Units shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company or one of its Affiliates and the Participant has paid to the Company or an Affiliate, as applicable, an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Committee or its designee in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash (by check or wire transfer); and (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in Units of the type covered by the Award valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Units in lieu of actual delivery of such Units to the Company); provided that such Units are Mature Units, (B) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price, (C) if there is a public market for the Units at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Units otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (D) by a “net exercise” method whereby the Company or an Affiliate, as applicable, withholds from the delivery of the Units for which the Option was exercised that number of Units having a Fair Market Value equal to the aggregate Exercise Price for the Units for which the Option was exercised. Any fractional Units shall be settled in cash.

(e) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Unit Appreciation Rights.

(a) Generally. Each UAR granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a website maintained by the Company or a third party on behalf of the Company)). Each UAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem UARs. The Committee also may award UARs to Eligible Persons independent of any Option.

(b) Vesting and Expiration. A UAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A UAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “UAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any UAR. Unless otherwise provided in an Award agreement: (i) a UAR shall vest and become exercisable with respect to 20% of the Units subject to such UAR on each of the first five anniversaries of the Date of Grant; (ii) the unvested portion of a UAR shall expire upon termination of employment or service of the Participant granted the UAR, and the vested portion of such UAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the UAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the UAR Period; and (iii) both the unvested and the vested portion of a UAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(c) Method of Exercise. UARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Committee or its designee in accordance with the terms of the Award, specifying the number of UARs to be exercised and the date on which such UARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a UAR independent of an option, the UAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the UAR or the corresponding Option (if applicable), and neither the UAR nor the corresponding Option (if applicable) has expired, such UAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(d) Payment. Upon the exercise of a UAR, the Company shall pay to the Participant an amount equal to the number of Units subject to the UAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Unit on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Units valued at Fair Market Value, or any combination thereof, as determined by the Committee in the applicable Award agreement. Any fractional Units shall be settled in cash.

9. Restricted Units.

(a) Generally. Each grant of Restricted Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a website maintained by the Company or a third party on behalf of the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Units, the Committee may cause a certificate registered in the name of the Participant to be issued and, if the Committee determines that such certificated Restricted Units shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Units covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Units (including by acknowledging in writing the terms of any Award agreement that is solely issued in an electronic medium) and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a unitholder as to such Restricted Units. To the extent Restricted Units are forfeited, any certificates issued to the Participant evidencing such Units shall be returned to the Company, and all rights of the Participant to such Units and as a unitholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided in an Award agreement: (i) the Restricted Period shall lapse with respect to 20% of the Restricted Units on each of the first five anniversaries of the Date of Grant; and (ii) the unvested portion of Restricted Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Units. Upon the expiration of the Restricted Period with respect to any Restricted Units, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such Units, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, the certificate, if any, evidencing the Restricted Units that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full Unit).

(e) Legends on Restricted Unit. If a certificate representing Restricted Units awarded under the Plan is issued, such certificate shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Units:

TRANSFER OF THIS CERTIFICATE AND THE UNITS REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE OAKTREE CAPITAL GROUP, LLC 2011 EQUITY INCENTIVE PLAN AND A RESTRICTED UNIT AWARD AGREEMENT, BETWEEN OAKTREE CAPITAL GROUP, LLC OR AN AFFILIATE THEREOF AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF OAKTREE CAPITAL GROUP, LLC.

10. Unit Bonus Awards; Distribution Equivalents.

(a) Unit Bonus Awards. The Committee may issue unrestricted Units, or other Awards denominated in Units, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Unit bonus award granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a website maintained by the Company or a third party on behalf of the Company)). Each Unit bonus award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Distribution Equivalents. Distribution Equivalents may be granted by the Committee based on distributions paid in respect of Units, to be credited as of distribution payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Distribution Equivalents shall be converted to cash or additional Units by such formula and at such time and subject to such limitations as may be determined by the Committee. No Distribution Equivalent shall be payable with respect to any Award unless specified in the Award agreement.

11. Phantom Equity Awards. The Committee may, at any time and from time to time, award to any Eligible Person a Phantom Equity Award which shall provide the right hereunder to receive cash payments in respect of the Phantom Equity Award. Each Phantom Equity Award shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a website maintained by the

Company or a third party on behalf of the Company)). Each Award agreement shall, at the minimum, specify the Affiliate of the Company obligated to make payments in respect of the Award, the number and type of Units in respect of which the value and properties of the Award are to be determined, the vesting and the terms of any distributions to be made in respect of such Award.

12. Changes in Capital Structure and Similar Events. In the event of (a) any equity distribution, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, division of Units, unit split, reverse unit split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of Units or other securities of the Company or an Affiliate, as applicable, issuance of warrants or other rights to acquire Units or other securities of the Company or an Affiliate, as applicable, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Units, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or an Affiliate, or the financial statements of the Company or an Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Units or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Units or other securities of the Company or an Affiliate (or the number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures;

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Units, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Unit received or to be received by other holders of the same class or series of Units as the Units subject to the Award in such event), including without limitation, in the case of an outstanding Option or UAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Units subject to such Option or UAR over the aggregate Exercise Price or Strike Price of such Option or UAR, respectively (it being understood that, in such event, any Option or UAR having an Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Unit subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Committee or its designee shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

In the event that any partnership agreement, limited liability company agreement or other agreement governing the affected Units contains an adjustment provision that conflicts with this Section 12, the adjustment provision in such agreement shall control to the extent of the conflict.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide in its sole discretion that, with respect to all or any portion of a particular outstanding Award or Awards:

(a) the then-outstanding Options and UARs shall become immediately exercisable as of a time prior to the Change in Control;

(b) the Restricted Period shall expire as of a time prior to the Change in Control; and

(c) Awards previously deferred shall be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Units subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 15(b) (to the extent required by the proviso in such Section 15(b)) shall be made without the requisite approval of the Company’s unitholders and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without such unitholder approval if the approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Units may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(c) Extension of Termination Date. A Participant’s Award agreement may provide that if the exercise of the Option or UAR, as applicable, following the termination of the Participant’s employment or service (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Units would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option or UAR, as applicable, shall terminate on the earlier of (i) the expiration of the term of the Option or UAR set forth in Section 7(c) or Section 8(b), respectively, and (ii) the expiration of a period of 30 days after the termination of the Participant’s employment or service during which the exercise of the Option or UAR, as applicable, would not be in violation of such registration requirements or other applicable requirements.

(d) Restriction on Grant of Awards. No Awards may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a website maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The terms of any Award issued hereunder shall be binding upon the executors, beneficiaries, successors and assigns of the Participant. In the event of a conflict among the Plan, an Award agreement, any other agreement entered into between the Participant and the Company or an Affiliate and/or a limited partnership agreement or limited liability company agreement governing the terms of the Units subject to an applicable Award agreement, the documents shall control in the following order unless the applicable Award agreement specifically provides otherwise: the Award agreement, such other agreement entered into between the Participant and the Company or an Affiliate, the applicable limited partnership agreement or limited liability company agreement governing the terms of the Units subject to an applicable Award agreement and finally the Plan.

(b) Nontransferability.

(i) Each Option or UAR shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option or UAR unless there shall be in effect a registration statement on an appropriate form covering the Units to be acquired pursuant to the exercise of such Option or UAR if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option or UAR shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Units, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Units, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee, the Company or any Affiliate to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Mature Units, of the same type of Units as are subject to the Award, owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company or its Affiliates, as applicable, withhold from the number of Units otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Units with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued

service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment, end the service relationship or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death; provided that if such Participant is married and designates a person other than the Participant’s spouse as a beneficiary, then the Participant’s spouse must sign a statement specifically approving such designation. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death or in the absence of a spouse’s approval as provided in this Section 15(f), his or her estate.

(g) No Rights as a Unitholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Units that are subject to Awards hereunder until such Units have been issued or delivered to that person.

(h) Government and Other Regulations. The obligation of the Company or an Affiliate, as applicable to settle Awards in Units or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company or such Affiliate shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Units pursuant to an Award unless such units have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company or such Affiliate has received an opinion of counsel, satisfactory to the Company or such Affiliate, that such Units may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Neither the Company nor any Affiliate shall be under any obligation to register for sale under the Securities Act any of the Units to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Units or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system upon which such Units or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(i) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(j) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the unitholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or an Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company or any of its Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or any Affiliate, as applicable, maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or an Affiliate, as applicable, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any of its Affiliates except as otherwise specifically provided in such other plan.

(n) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(o) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(p) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(q) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates, as applicable. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(r) Other Agreements. The Committee may require, as a condition to the grant of and/or the receipt of Units under an Award, that the Participant execute lock-

up, equityholder, partnership joinder or limited liability company joinder or other agreements, as it may determine in its sole and absolute discretion.

(s) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Units under any Award made under the Plan.

(t) Non-Qualified Deferred Compensation. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. No action shall be taken under the Plan which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. However, in no event shall any member of the Board, the Manager, the Company or any of their respective Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other Person) with respect to this Section 15(t).

(u) Market Stand-off Provisions. If required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act, for a specified period of time, the Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Units acquired by the Participant pursuant to an Award or other securities of the Company held by the Participant, and shall execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to such Units until the end of such period.

As adopted by the Board of Directors of

Oaktree Capital Group, LLC on                     , 2011,

effective on                     , 2011.

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